UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 4, 2015

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Forms of RSU Award Grant Notice and RSU Award Agreement

On February 4, 2015, the board of directors of Paratek Pharmaceuticals, Inc. approved the forms of the Restricted Stock Unit Award Grant Notice and the Restricted Stock Unit Award Agreement (collectively, the “RSU Grant Package”), filed as Exhibit 10.1 to this Current Report on Form 8-K. The Board will use the RSU Grant Package to grant restricted stock unit awards, or RSUs, under the Transcept Pharmaceuticals, Inc. 2006 Incentive Award Plan, as amended and renamed the Paratek Pharmaceuticals, Inc. 2006 Incentive Award Plan, or the 2006 Plan, to employees, consultants and independent directors of Paratek. Each RSU entitles the recipient to receive a share of our common stock on a specified date, conditional upon the recipient continuing to provide services to Paratek.

Also on February 4, 2015, the Compensation Committee of the Board of Directors approved a grant of 35,000 RSUs to Douglas Pagán, our Chief Financial Officer, subject to the terms and conditions of the RSU Grant Package. The RSUs will fully vest on February 4, 2018, subject to Mr. Pagán’s continued service with Paratek through such date. In addition, in accordance with the terms of Mr. Pagán’s amended and restated employment agreement, to be filed as an exhibit to Paratek’s Annual Report on Form 10-K for the year ended December 31, 2014, the RSUs will accelerate upon certain employment termination events.

The foregoing is a brief description of the material terms of the RSU Grant Package and is qualified by reference to the full text of the RSU Grant Package and the 2006 Plan. The 2006 Plan is filed as Exhibit 99.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010.

Adoption of Inducement Plan; Grant of Inducement Award

On February 4, 2015, a majority of our independent directors approved the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan, or the Inducement Plan, filed as Exhibit 10.2 to this Current Report on Form 8-K, and the forms of the Stock Option Grant Notice and Option Agreement, collectively the Inducement Option Grant Package, filed as Exhibit 10.3 to this Current Report on Form 8-K. In accordance with NASDAQ Listing Rule 5635(c)(4), we did not seek approval of the Inducement Plan by our stockholders. Pursuant to the Inducement Plan, we may grant stock options for up to a total of 360,000 shares of common stock to new employees of Paratek.

Also on February 4, 2015, the Compensation Committee of the Board approved a stock option for 160,000 shares of common stock to Mr. Pagán, subject to the terms and conditions of the Inducement Option Grant Package. The stock option will fully vest on December 18, 2018, with 25% vesting on December 18, 2015 and the remainder vesting ratably each month thereafter over the remaining three years, subject to Mr. Pagán’s continued service with Paratek through such dates. In addition, in accordance with the terms of Mr. Pagán’s amended and restated employment agreement, to be filed as an exhibit to Paratek’s Annual Report on Form 10-K for the year ended December 31, 2014, the stock option will accelerate upon certain employment termination events.

The foregoing is a brief description of the material terms of the Inducement Plan and the Inducement Option Grant Package and is qualified by reference to the full text of each.

Amendment of Employment Agreements

On February 4, 2015, the Board approved amended and restated employment agreements with Michael Bigham, our Chief Executive Officer and Chairman of the Board, Evan Loh, our President, Chief Medical Officer and member of the Board of Directors, and Mr. Pagán, our Chief Financial Officer, each to be filed as an exhibit to Paratek’s Annual Report on Form 10-K for the year ended December 31, 2014.

Each of the amended and restated employment agreements adds a “best after-tax provision,” pursuant to which any payments provided to Messrs. Bigham, Loh or Pagán that are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, subject to excise taxes under Section 4999 of the Internal Revenue Code, may be reduced to eliminate or minimize any excise tax payment.

The amended and restated employment agreement with Mr. Bigham also sets his annual base salary, effective January 1, 2015, at $375,000 and decreases his discretionary performance bonus for the year ending December 31, 2015 from 50% of his base salary to 40% of his base salary.

The foregoing is a brief description of the material amendments to the employment agreements with Messrs. Bigham, Loh and Pagán and is qualified by reference to the full text of each.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Form of Restricted Stock Unit Award Grant Notice and Form of Restricted Stock Unit Award Agreement under the 2006 Paratek Pharmaceuticals, Inc. Incentive Award Plan, as amended

10.2	Paratek Pharmaceuticals, Inc. 2015 Inducement Plan

10.3	Form of Stock Option Grant Notice and Form of Option Agreement under the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2015	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ Michael F. Bigham

Name: Michael F. Bigham
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Form of Restricted Stock Unit Award Grant Notice and Form of Restricted Stock Unit Award Agreement under the 2006 Paratek Pharmaceuticals, Inc. Incentive Award Plan, as amended

10.2	Paratek Pharmaceuticals, Inc. 2015 Inducement Plan

10.3	Form of Stock Option Grant Notice and Form of Option Agreement under the Paratek Pharmaceuticals, Inc. 2015 Inducement Plan